Exhibit 99.1


         Cardinus Ltd. & Magnitude Form Computer Injury Risk Management Alliance to Deliver Anti-Injury(TM) Solutions In The United Kingdom and The Republic of Ireland

         CHESTER, N.J., May 6 /PRNewswire-FirstCall/ -- Magnitude Information Systems, Inc. (OTC Bulletin Board: MAGY), the leading developer of Anti-Injury(TM) ergonomic software solutions for Fortune 500 corporations, government agencies, and consumers, today announced the establishment of a distribution and resale agreement with Cardinus Ltd., to market and distribute ErgoEnterprise(TM), Magnitude's Anti-Injury(TM) solution, in the United Kingdom and the Republic of Ireland.

         Established in 1991, Cardinus is one of the largest European based consultancy and software services providers of health, safety and environmental training. Cardinus provides a 'blended' approach, combining years of consulting experience with web-based services for training and risk assessment. Cardinus is a privately owned company headquartered in the London metro area with offices in Paris, San Francisco and Philadelphia.

         Cardinus will be introducing ErgoEnterprise(TM) to their major corporate clients such as Coca-Cola, GlaxoSmithKline, Health & Safety Executive, Oxfam, Lloyds of London and Bank of Tokyo.

         "By incorporating Magnitude's Anti-Injury(TM) products with our advanced ergonomic solutions, we are delivering a "best practices" suite for reducing computer injuries and increasing productivity for all of our customers and prospects." stated Jon Abbott, Sales Director, Cardinus Ltd. "Our goal is to constantly add value and exceed our customer expectations with high quality, proven products that enable them to effectively address employee workplace health risks, including repetitive strain injuries and physical discomfort. The complementary fit between Magnitude and Cardinus is quite extraordinary and should enable the strategic alliance to rapidly deliver substantial revenues. We are confident that Magnitude's ErgoEnterprise(R) is the best solution on the market and we are very pleased to establish this mutually beneficial relationship."

         "Computer injury risk management is a global issue," stated Mark Chroscielewski, Magnitude's SVP of Business Development. "A strategic alliance with Cardinus expands our international sales presence in a multi-billion dollar computer injury risk management market. Cardinus enables us to rapidly penetrate one of the most heavily legislated ergonomic workplaces in the world, the United Kingdom and the Republic of Ireland. By offering Magnitude's patented award winning ergonomic solutions in combination with Cardinus's award winning risk assessment and training solutions, Cardinus is providing a complete solution, which reduces computer injury costs and helps their clients meet workplace EC safety standards. We look forward to a mutually rewarding relationship with Cardinus."



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About Magnitude Information Systems, Inc.

         Magnitude Information Systems, Inc. is the leading developer of RSI Management solutions for computer users. Magnitude's unique Anti-Injury(TM) software solution, ErgoEnterprise, has been proven to help companies and government agencies realize measurable productivity gains, reduced workers' compensation and medical claims costs associated with employees using computers. Magnitude's Anti-Injury(TM) software products for consumers, ErgoFUN and ErgoCoach, help children and adults at home and school reduce common ergonomic risk factors associated with people working at computers. 30-day demo downloads are available. For more information, contact Magnitude at 888-786-7774 or visit http://www.magnitude.com.

         This press release contains forward-looking statements that, if not verifiable historical fact, may be viewed as forward-looking statements that could predict future events or outcomes with respect to Magnitude Information Systems, Inc., and its business. The predictions embodied in these statements will involve risks and uncertainties and accordingly, Magnitude Information Systems' actual results may differ significantly from the results discussed or implied in such forward-looking statements.







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